                                 EXHIBIT C-11
                          CONVERTIBLE PROMISSORY NOTE

                          CONVERTIBLE PROMISSORY NOTE


$500,000                                                        October 15, 1998


     FOR VALUE RECEIVED, PMC INTERNATIONAL, INC., a Colorado corporation (the "Borrower"), hereby unconditionally and absolutely promises to pay to the order of THE ZIEGLER COMPANIES, INC., a Wisconsin corporation (the "Lender"), at the Lender's office at 215 North Main Street, West Bend, Wisconsin 53095 (or at such other location as the Lender may from time to time designate), in lawful money of the United States of America and in immediately available funds, the principal amount of (a) FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000) or, if less, (b) the aggregate unpaid principal amount of all loans made to the undersigned by the Lender, together with all accrued and unpaid interest thereon on the earlier to occur of: (i) December 31, 1998; (ii) an Event of Default (as that term is defined in that certain Loan Agreement (the "Dundee Loan Agreement") dated as of July 7, 1998 between the Borrower and Dundee Bancorp Inc.); or (iii) a default occurs under Section 8 of any of those certain Security Agreements from Borrower and its subsidiaries in favor of Lender, each of even date herewith (collectively, the "Security Agreement").

     The unpaid principal of this Note shall bear interest from and including the date hereof until paid in full (both before and after judgment) at a variable rate equal to the prime rate as published in the Wall Street Journal (Midwest Edition) and the rate of interest hereunder shall change with each change in such variable rate. The Borrower promises to pay interest accrued on the unpaid principal balance of this Note at the Lender's office specified above (or at such other location as the Lender may from time to time designate) in like money and funds on the date the principal amount hereof is due and continuing monthly thereafter until the principal amount of this Note is paid in full.

     Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest due hereunder. As used in this Note, "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or permitted by law to close.

     In the event that any amount of the principal of, or interest on, this Note is not paid within five (5) calendar days after the date when due, whether at stated maturity, by acceleration or otherwise, then the entire principal amount outstanding shall bear interest at an annual rate equal to two percent (2%) in excess of the otherwise applicable annual rate until all such overdue amounts are paid in full. All interest and other amounts payable under this Note shall be computed for the actual number of days elapsed on the basis of a 360-day year.

     In the event that any amount of the interest on this Note is not paid within five (5) calendar days following Borrower's receipt of written notice that such interest is overdue, the Lender may declare the entire balance of principal and accrued interest under this Note immediately due and payable. In the event that (i) the Borrower takes or fails to take any action which constitutes an admission of inability to pay its debts as they mature; (ii) the Borrower makes a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets; (iii) the Borrower becomes the subject of any bankruptcy, reorganization, insolvency or analogous proceeding;(iv) an order is made by any court for the winding-up of the Borrower or a resolution is passed by the shareholder of the Borrower for its winding-up or an administrator is appointed by the Borrower; (v) an Event of Default occurs under the Dundee Loan Agreement; and/or (vi) a default occurs under Section 8 of the Security Agreement, then, the entire unpaid principal of, and accrued interest on, this Note shall automatically become immediately due and payable. The Borrower hereby agrees to pay all fees and expenses incurred by the Lender or any subsequent holder, including the reasonable fees of counsel, in connection with the protection and enforcement of the rights of the Lender or any subsequent holder of this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization, insolvency or analogous proceeding involving the Borrower and any and all proceedings after the entry of judgment hereof.

     This Note, subordinate only to the Dundee Loan Agreement, is secured, among other things, pursuant to a General Business Security Agreement from the Borrower in favor of the Lender and dated as of the date hereof, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements. Lender agrees that the Note and the security interest securing this Note are subordinate to the note and security interest securing the note granted by Borrower and its subsidiaries pursuant to the Dundee Loan Agreement.

     No provision of this Note is intended to or shall require or permit the Lender, directly or indirectly, to take, collect or receive in money, goods or in any other form, any interest (including amounts deemed by law to be interest) in excess of the maximum rate of interest permitted by applicable law. If any amount due from or paid by the Borrower shall be determined by a court of competent jurisdiction to be interest in excess of such maximum rate, the Borrower shall not be obligated to pay such excess and, if paid, such excess shall be applied against the unpaid principal balance of this Note or, if and to the extent that this Note has been paid in full, such excess shall be remitted to the Borrower.

     The Borrower acknowledges that the holder of this Note may assign, transfer or sell all or a portion of its rights and interests to and under this Note to an affiliate of the Lender and that such persons or entities shall thereupon become vested with all of the rights and benefits of the Lender in respect hereof as to all or that portion of the Note which is so assigned, transferred or sold.

     The Borrower and all other parties that at any time may be liable hereon in any capacity, jointly or severally, waive presentment, demand, protest and notice of dishonor. The Borrower further waives promptness, diligence, notice of acceptance and any other notice with respect to any of the obligations evidenced hereunder and any requirement that the Lender exhaust any rights or take any action against any other person or entity or any collateral. The Borrower further hereby waives notice of or proof of reliance by the Lender upon this Note, and the obligations evidenced hereby shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Note. The Borrower shall make all payments hereunder without defense, offset or counterclaim. No failure to exercise and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights. This Note may not be changed orally, but only by an agreement in writing, which is signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

     THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS NOTE AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED

BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF WISCONSIN.

     ALL DISPUTES ARISING UNDER OR IN CONNECTION WITH THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN MILWAUKEE, WISCONSIN, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE LENDER SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN ANY LOCATION SELECTED BY THE LENDER TO ENABLE THE LENDER TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE LENDER. THE BORROWER WAIVES ANY OBJECTION THAT THE BORROWER MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

     THE BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE LENDER EACH HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR IN CONNECTION WITH THIS NOTE.

     At the option of the Lender, this Note (solely for the then outstanding principal at the time of conversion or such lesser amount as selected by the Lender in a written notice to the Borrower) may be converted, in whole or in part, without expense to Lender, into Borrower's $.325 Cumulative Convertible Series A Preferred Stock ("Preferred Stock"). The conversion price shall be $2.50 for each share of Preferred Stock, subject to adjustment as set forth below ("Conversion Price"). Upon conversion, any accrued interest shall be paid in cash in accordance with the original terms.

     The Borrower hereby agrees that at all times the number of shares of Preferred Stock that will be delivered upon conversion shall be reserved for exercise of this Note. No fractional shares shall be issued upon conversion of this Note.

     The Lender, by virtue hereof, shall not be entitled to any rights of a stockholder in the Borrower, until the Note is converted in whole or in part.

     In case the Borrower shall effect a stock dividend, stock split or reverse stock split of the outstanding shares of Common Stock or Preferred Stock, the Conversion Price shall be proportionately decreased in the case of a stock dividend or stock split or increased in the case of a reverse stock split (on the date that such transaction shall become effective) by multiplying the Conversion Price in effect immediately prior to the stock dividend or stock split by a fraction, the numerator of which is the number of shares of Preferred Stock outstanding immediately prior to such stock dividend or stock split, and the denominator of which is the number of shares of Preferred Stock outstanding immediately after such stock dividend or stock split.

     In case of any consolidation or merger of the Borrower with or into another corporation (other than a merger with a subsidiary, in which merger the Borrower is the continuing corporation) or in the case of any sale or conveyance to another corporation of the property of the Borrower as an entirety or substantially as an entirety, the Borrower shall cause effective provision to be made so that the Note holder shall have the right thereafter, by exercising this Note, to purchase the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance as may be issued or payable with respect to or in exchange for the number of Shares of the Borrower theretofore purchasable upon the exercise of this Note had such consolidation, merger, sale or conveyance not taken place. The foregoing provision shall similarly apply to successive consolidations, mergers, sales or conveyances.

     Notwithstanding anything to the contrary, the Borrower shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Conversion Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Conversion Price by at least one cent, such change in the Conversion Price thereupon be given effect.

     Upon any adjustment of the Conversion Price, the Holder of the Note shall thereafter (until another such adjustment) be entitled to purchase, at the new Conversion Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of Shares initially issuable upon exercise of this Note by the Conversion Price in effect on the date hereof and dividing the product so obtained by the new Conversion Price.

                                 PMC INTERNATIONAL, INC.

                                 By: /s/ Scott A. MacKillop
                                     -------------------------------
                                 Title: President
                                        ----------------------------

                                 Attest:

                                 /s/ Maureen E. Dobel
                                 -----------------------------------